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                                 PROMISSORY NOTE

MALVERN, PENNSYLVANIA                                           DATE: 2/25/2000

     FOR VALUE RECEIVED, e-PROFILE, Inc. ("Maker"), a Delaware corporation, unconditionally promises to pay to the order of Sanchez Computer Associates, Inc. (the "Holder"), at 40 Valley Stream Parkway, Malvern, Pennsylvania, 19355, or at such other place as may be designated in writing, an amount equal to the amount advanced by Holder on behalf of Maker to cover Maker's cash flow and personnel requirements from February 9, 1999 ("Effective Date") through the date of its initial public offering of securities ("IPO"), plus interest as described below. As of January 31, 2000 such principal amount is $7,206,778. The parties anticipate that this amount shall increase each month. Holder shall provide Maker with updated balances on a monthly basis in a form to be mutually agreed upon by the parties.

     Interest shall accrue at the prime rate as it may fluctuate commencing upon the Effective Date. The entire unpaid principal balance and all accrued interest shall become due upon Holder's written demand at any time after the earlier of the (i) availability to Maker of the proceeds generated by the IPO, or (ii) any time after December 15, 2000.

     Maker shall have the right at any time to prepay the entire unpaid balance or any part thereof without discount, premium or penalty.

     The Note shall not be assignable or transferable, except with the written consent of an authorized officer of Holder.

     In no event shall the interest and other charges in the nature of interest hereunder, if any, exceed the maximum amount of interest permitted by law. Any amount collected in excess of the maximum legal rate shall be applied to reduce the principal balance. All payments under this Note shall be applied first to late fees (are there any late fees, is this the extra interest below) and costs, if any, second to interest then due, if any, and the balance to principal. The Maker agrees to pay to the Holder all costs, expenses and reasonable attorney's fees incurred in the collection of sums due hereunder, whether through legal proceedings or otherwise, to the extent permitted by law.

     After the maturity of this Note, or upon any default, this Note shall bear interest at the rate of prime rate (as it may fluctuate) plus two percent per annum, at the option of the Holder.

     Nothwitstanding anything to the contrary above, at the option of the Holder, this entire Note shall become immediately due and payable, without demand or notice, upon the occurrence of any one of the following events:

          (a) any misrepresentation or omission of or on behalf of Maker made to the holder in connection with this loan;

          (b) insolvency or failure of Maker or any guarantor to generally pay its debts as they become due;

          (c) assignment for the benefit of creditors of, or appointment of a receiver

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     or other officer for, all or any part of Maker's or any guarantor's property;

          (d) adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor's relief law by or against Maker.

     Judgment may be entered upon the Note in the event of a default which continues after the expiration of fifteen (15) days after receipt of written notice of such default.

     The Maker expressly waives presentment, demand, notice, protest, and all other demands and notices in connection with this Note. No renewal or extension of this Note will release the liability of Maker. Failure of the holder to exercise any right or option shall not constitute a waiver, nor shall it be a bar to the exercise of any right or option at any future time. If any provision of this Note shall be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     This Note shall be governed by the laws of Pennsylvania, without regard to its conflict of law provisions

     IN WITNESS WHEREOF, this Promissory Note is executed under seal on the day and year first above written.

Executed in the
presence of:                                 e-PROFILE, Inc.

/s/ John H. Teaford                          /s/ D. DiFelice
(Signature of witness)                       Title: CFO